PRELIMINARY
SUBJECT TO
COMPLETION

RESOLUTE ENERGY CORPORATION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

**We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.**

Internet and telephone voting is available through 11:59 p.m., Eastern Time the day before the special meeting date.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the special meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

If you are a holder of record, you may use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time the day before the special meeting date. Have your proxy card in hand when you call and follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Resolute Energy Corporation, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER ➔

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on , 2019:

Notice & Proxy Statement are available at www.ViewOurMaterial.com/RENSM.

If submitting a proxy by mail, please sign and date
↓ the card below and fold and detach card at perforation before mailing. ↓

The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 18, 2018, as it may be amended from time to time, by and among Cimarex Energy Co., CR Sub 1 Inc., CR Sub 2 LLC and Resolute Energy Corporation (the "merger proposal").

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

2. To consider and vote on a proposal to approve the adjournment of the Resolute special meeting, if necessary to solicit additional proxies if there are not sufficient votes to approve the merger proposal at the time of the Resolute special meeting.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the payments that will or may be paid to Resolute's named executive officers in connection with the merger.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Signature ____________________ Date ____________

Signature (Joint Owner) ____________________ Date ____________

Please sign exactly as your name or names appear on this proxy card. Executors, administrators, attorneys–in–fact or trustees should give their full titles as such. If the signer is a corporation, please sign full corporate name and have a duly authorized officer sign, stating the title. If a partnership, please sign in partnership name by an authorized person. When shares are held jointly, each holder should sign.

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.   RESOLUTE ENERGY CORPORATION SPECIAL MEETING OF STOCKHOLDERS PROXY TO BE HELD ON , 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard F. Betz, Theodore Gazulis and Michael N. Stefanoudakis, or any one of them, with full power of substitution, as Proxies of the undersigned, to represent and vote as designated on the reverse all of the shares of common stock of Resolute Energy Corporation held of record by the undersigned on , 2019, at the Special Meeting of Stockholders to be held on , 2019, at , MST, at the offices of Arnold & Porter, 370 Seventeenth Street, Denver, CO 80202, and any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, the shares will be voted in accordance with the recommendation of the Board of Directors. The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. This proxy when properly executed will be voted at the meeting in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. This proxy confers discretionary authority in respect of matters not known or determined at the time of the mailing of the notice of the Special Meeting of Stockholders to the undersigned. The undersigned hereby acknowledge receipt of (a) the Notice of Special Meeting of Stockholders, and (b) the Proxy Statement. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE. (Continued and to be signed on the reverse side) PRELIMINARY SUBJECT TO COMPLETION